EXHIBIT 99.1

Borneo Resource Investments Ltd. Executes Purchase Agreement For New Gold Property

Bothell, Wash., March 28, 2013 – Borneo Resource Investments Ltd. (OTCQB: BRNE), (the “Company” or “Borneo”), today announced the execution of a purchase agreement with PT Puncak Kalabat (“Puncak”) to acquire 100% ownership in a 30 hectare property (“Ratatotok Property”) in the Southeast Minahasa Regency of the North Sulawesi Province, one of the richest gold reserve areas in Indonesia.

The Ratatotok Property is located near the village of Ratatotok, approximately 3 hours east of the regional capital of Manado and lies on a gold reef formation which runs east to west from the coast.  The acquisition includes a perpetual license from the Southeast Minahasa Regency as an exploration and production permit.  The Ratatotok Property forms part of an extensive gold formation which was initially surveyed some 20 years ago and also includes a gold producing property, subject to Borneo’s existing and previously announced purchase agreement.  Although there are currently no mining operations on the Ratatotok Property, mining activities are being pursued in the areas immediately adjacent to the Ratatotok Property by entities from Singapore, Taiwan, Korea and China.  Borneo has made one payment to secure the acquisition of the Ratatotok Property, with further scheduled payments totaling $2 million to be made by the end of 2013 to complete the acquisition of the property.

Nils Ollquist Borneo’s Chief Executive Officer commented, “I am very pleased that we were able to quickly negotiate this second agreement with Puncak to expand our gold concession portfolio to 80 hectares.  The entire area, of which the Ratatotok Property forms a part, has been subject to ongoing geological survey, and is believed to contain some of the largest gold reserves in the North Sulawesi Province. In support of our efforts, we are fortunate to have retained the services of a local geologist who was instrumental in the original survey work undertaken in the region and who recently supported the activities of a Singapore group to establish a producing gold project on the property adjacent to the Ratatotok Property.”

Mr. Ollquist continued, “In order to finance our schedule of capital investment for both of our gold properties, we are currently in advanced discussions on financing proposals on favorable terms to the company. We are confident that we will meet our financing objectives and that we will be in a position to announce successful conclusion of these efforts in the very near future.”

About The Company

Borneo Resource Investments Ltd. is an aggregator of proven precious metal and natural resource concession assets in the Republic of Indonesia. Each concession is a contractual right to explore or develop natural resources in a specific land area. Borneo’s current natural resource portfolio includes two gold projects and a concession for high quality thermal coal. The first gold project is producing while the other is non-producing. Borneo also trades precious metals and thermal coal between Indonesian domestic groups and international buyers. Borneo seeks to opportunistically acquire and market additional natural resource assets.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and federal securities laws. Words such as "believe”, "estimate”, "will be”, "will”, "would”, "expect”, "anticipate”, "plan”, "project”, "intend”, "could”, "should" or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance, and we do not undertake to update our forward-looking statements.

For example, we are using forward looking statements when we discuss the indications that estimate the potential revenue that may be generated from this property. These forward-looking statements are based on the current expectations of the management of Borneo Resource Investments Ltd. only, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in the price of natural resources, a change in the estimate of natural resources on our concessions, a change in the ability to extract the natural resources, changes in Indonesian law, risks associated with counterparty default in any of our agreements and the ability to acquire funding. Except as otherwise required by law, Borneo Resource Investments Ltd. undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Source: Borneo Resource Investments Ltd.

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Investor Relations Contact:

Proactive Capital Group
James Crane
Email:  james@borneore.com
Phone:  646-331-4962